UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2025

RYVYL Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Camino Del Rio North, Suite 1400
San Diego, CA 92108

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (619) 631-8261

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RVYL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

As reported in Amendment No. 2 to Registration Statement on Form S-1/A filed by RYVYL Inc. (the “Company”) on July 1, 2025, and accepted by the Securities and Exchange Commission (“SEC”) on July 2, 2025 (the July 2, 2025 S-1 Amendment”), the Company completed the sale of its indirect subsidiary, Ryvyl (EU) EAD, a company organized under the laws of Bulgaria (“Ryvyl EU”). The Company first reported that the sale was expected to close in the second quarter of 2025, in Amendment Number 1 to Registration Statement on Form S-1/A filed with the SEC on June 13, 2025, and accepted by the SEC on June 16, 2025 (the “June 16, 2025 S-1 Amendment”). Transactions leading up to the completion of the sale of Ryvyl EU, were as follows.

As reported in the Company’s Current Report on Form 8-K filed with the SEC on January 24, 2025 (the “January 2025 Form 8-K), on January 23, 2025, in connection with the Company’s securing financing, the Company entered into a stock purchase agreement (the “SPA”) with a purchaser (the “Purchaser”) which provides for the sale to the Purchaser of all of the issued and outstanding shares of capital stock (the “Ryvyl EU Shares”) of Ryvyl EU, by Transact Europe Holdings EOOD, the Company’s wholly owned subsidiary, also domiciled in Bulgaria (“Transact Europe”) for an aggregate purchase price of $15,000,000.

As also reported in the January 2025 Form 8-K, on January 23, 2025, the Company, Transact Europe and the Purchaser also entered into a Termination Agreement (the “Termination Agreement”). Among other things, the Termination Agreement provided the Company with the right to terminate the SPA and all of the transactions contemplated therein, by paying the Purchaser $16.5 million on or before 90 days after the date of execution of the SPA (April 23, 2025), provided that such date could be extended an additional 30 days (May 23, 2025) in consideration for the Company’s payment of $500,000 to the Purchaser. If the SPA was terminated as a result of such payment by the Company, the Ryvyl EU Shares would not be sold to the Purchaser and would be returned to Transact Europe and the SPA would be void and of no further force or effect, except for some provisions that survive termination. In the event that the SPA was not so terminated, then the Purchaser had the right to close on its purchase of the Ryvyl EU Shares.

As reported in the Company’s Current Report on Form 8-K filed with the SEC on April 24, 2025, on April 23, 2025, the Company, Transact Europe, and the Purchaser executed and entered into a modification agreement (the “Modification Agreement”) which provides that, notwithstanding the terms of the Termination Agreement or the January 2025 SPA, the Purchaser would not take any actions to close on the purchase of the Ryvyl EU Shares before May 6, 2025, so that the Company and the Purchaser could attempt to enter into an alternative transaction in lieu of the securities purchase transaction under the SPA. The Company had the right, at any time, on or before May 6, 2025, to extend this period, so that the Purchaser would not exercise such right to purchase the Ryvyl EU Shares, until May 27, 2025, in consideration for the Company’s payment to the Purchaser of $750,000. All other terms of the SPA and the Termination Agreement remained unchanged and in full force and effect.

As reported in the Company’s Current Report on Form 8-K filed with the SEC on May 8, 2025, on May 7, 2025, the Purchaser provided a letter of notice to the Company and Transact Europe, stating that due to the Company’s not exercising its right to terminate the SPA by payment to the Purchaser of $16.5 million within the time so prescribed by the Termination Agreement, and as the Company had not exercised its right to extend the period during which time the Purchaser agreed not to exercise its rights to close on the transaction per the Modification Agreement (the “Standstill Period”), the Company no longer had the right to terminate the SPA pursuant to the Termination Agreement, and the Standstill Period had expired. The Purchaser also notified the Company that notwithstanding the foregoing, they did not intend to take the final steps to close on the purchase of the Ryvyl EU Shares for a period of ten calendar days from and including the date of the letter, or until May 16, 2025. The parties continued discussions during this period. All other terms of the SPA and the Termination Agreement remained unchanged and in full force and effect.

On May 14, 2025, the Purchaser notified the Company that it would proceed to take steps to acquire the Ryvyl EU Shares, and the Company issued a press release stating that the parties had ceased discussions to restructure the terms of the pre-funded asset sale of its Ryvyl EU subsidiary.

On June 13, 2025, the Company received a letter from the Purchaser which, in the opinion of the Company, provides that the Company’s obligation to pay damages in the amount of $16.5 million or any other amount to the Purchaser, as provided in the SPA shall cease to apply.

Item 9.01 Financial Statements and Exhibits.

Attached as Exhibit 99.1 is the Unaudited Pro Forma Financial Information that was first included in the June 16, 2025 S-1 Amendment and then also included in the July 2, 2025 S-1 Amendment.

Forward-Looking Statements

This Current Report, including any exhibits attached herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are characterized by future or conditional verbs such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate” and “continue” or similar words, including statements regarding the Company’s ability to regain compliance with the Majority Independent Board Requirement or the Audit Committee Composition Requirement. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information. Such statements are only predictions and the Company’s actual results may differ materially from those anticipated in these forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, many of which are beyond the Company’s control, which could cause the Company’s actual results to differ materially from those expressed in or implied by these statements.

There may be events in the future that the Company is not able to accurately predict or control. Factors that may cause such differences include, but are not limited to, those discussed under risk factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and other filings filed with the SEC (including its Current Reports on Form 8-K and Quarterly Reports on Form 10-Q), including the risk that the Company may not meet the Majority Independent Board Requirement or the Audit Committee Composition Requirement in the required timeframe or, in the future, the risk that the Company may not otherwise meet the requirements for continued listing under the Nasdaq Listing Rules, the risk that Nasdaq may not grant the Company relief from delisting if necessary, and the risk that the Company may not ultimately meet applicable Nasdaq requirements. Forward-looking statements speak only as of the date they are made. The Company does not assume any obligation to update forward-looking statements as circumstances change. The Company gives no assurance that it will achieve its expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2025	RYVYL Inc.

	By:	/s/ Fredi Nisan
		Name:	Fredi Nisan
		Title:	Chief Executive Officer

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